As filed with the Securities and Exchange Commission on September 25, 2003   Registration No. _____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             Registration Statement under the Securities Act of 1933

                           TURBINE TRUCK ENGINES, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                           3510                   59-3691650
 (State or Other Jurisdiction      (Primary Standard Industrial     (IRS Employer
of Incorporation or Organization)   Classification Code Number)   Identification Number)

    1200 Flightline Boulevard, Suite 5, Deland, Florida 32724 (386) 943-8358
          (Address and telephone number of principal executive offices)

                      Corporation Guarantee & Trust Company
     1000 West Street, 17th Floor, Wilmington, Delaware 19801 (800) 563-6131
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

-------------------------------- -------------------- ----------------------- ---------------------- ----------------
     Title of Each Class                Amount            Proposed Maximum       Proposed Maximum        Amount of
        of Securities              to be Registered      Offering Price Per     Aggregate Offering     Registration
       to be Registered                                         Share                   Price                Fee
-------------------------------- -------------------- ----------------------- ---------------------- ----------------
-------------------------------- -------------------- ----------------------- ---------------------- ----------------
Common stock, $.001 par value         1,000,000               $2.00                $2,000,000            $161.80
-------------------------------- -------------------- ----------------------- ---------------------- ----------------

(1) This registration fee is calculated based on the price of the securities being registered in accordance with Rule 457(o).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a), of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion, dated September 25, 2003

                             PRELIMINARY PROSPECTUS

                                1,000,000 Shares
                                  Common Stock

     We are going to offer up to 1,000,000 shares of our common stock for
$2,000,000 in proceeds from the Offering. Prior to this offering, there has been no public trading market for our securities. The public offering price will be
$2.00 per share and will be offered on a self-underwritten basis. This Offering will expire one year from the date of this Prospectus. We must sell a minimum of
25,000 shares in order to receive proceeds of $50,000 from the Offering. The proceeds from the sale of the securities will be placed in an escrow account opened at SouthTrust Bank, 100 E. New York Avenue, Deland, Florida 32724, until a minimum of 25,000 shares in the primary offering are sold.

     This offer is being made on a 25,000 share minimum, 1,000,000 share maximum basis. In the event that the minimum amount of 25,000 shares is not sold by the end of the 12 month period commencing on the date of the prospectus (the
"Termination Date"), all funds will be promptly returned to the investors, without interest. Once the minimum offering amount has been raised, the proceeds will be utilized by management as set forth herein (see "Use of Proceeds.")

                              --------------------

         The common stock being offered involves a high degree of risk.
            See "Risk Factors" commencing on page 6 for a discussion
   of certain factors that should be considered by prospective investors. The common stock being offered is not listed on any national securities market.

                              --------------------

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed
     upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                              --------------------

          The date of this preliminary prospectus is September 25, 2003

                                        3

                                TABLE OF CONTENTS

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

                               PROSPECTUS SUMMARY

The Company

     We are a Delaware corporation organized on November 27, 2000, for the purpose of acquiring, on an exclusive basis, certain proprietary technology license rights (the "License") from Alpha Engines Corporation ("Alpha"). Alpha has developed and patented a new turbine engine technology that consists of an electromagnetic isothermal combustion process which we believe to be a favorable alternative to the combustion technology currently used in diesel, gasoline and gas turbine engines. We believe the lower emissions and increased fuel savings resulting from the use of the Alpha Engines will appeal to our target market of highway truck engines initially in use in the United States and then internationally. (See "Business of the Company.")

The Offering

     We are offering our shares of common stock at $2.00 per share on a self-underwritten basis. All funds received will be deposited into an Escrow
Account established at SouthTrust Bank. At such time as the minimum Offering amount has been received and accepted, the funds may be paid and used by us in accordance with the use of proceeds table set forth herein. (See "Use of
Proceeds.") In the event that the minimum amount of 25,000 shares is not sold by the end of the 12 month period commencing on the date of the Prospectus (the
"Termination Date"), all funds shall be returned to the investors, without interest, within 10 days of the Termination Date.

     Affiliates of our Company may not purchase  shares of our stock in order to achieve the minimum amount of our Offering. Once the minimum Offering amount has been subscribed for, Officers, Directors and their affiliates will be permitted to purchase no more than 20% of shares being sold and such purchases will be held for investment and not for resale.

Common Stock Offered
by Turbine Truck Engines                1,000,000 common shares, $.001 par value

This Offering will expire               This Offering will begin upon the date
                                        of the Prospectus and will terminate
                                        whenever all of the shares are sold, or
                                        12 months after the date of the
                                        Prospectus, whichever comes first

Common Stock outstanding
prior to this Offering                  10,877,000 common shares

Common Stock outstanding
after this Offering                     11,877,000 common shares

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our contemplated operations. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations or financial condition.

     If any of the following risks occur, our business financial condition or results of operations could be materially harmed. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

     You could lose all of your investment if we do not remain a going concern.

                                 Business Risks

We are in the development stage and have no operating history

     The Company was recently organized and must accomplish several objectives prior to being in a position to generate revenue. We must raise significant additional capital, either through a public Offering or second private Offering, to develop an engineering prototype engine using the Alpha Technology that can be utilized in the heavy duty trucking industry. Only after such an engine is developed and successfully tested will we be in a position to pursue revenue generating activities. Accordingly, we have no record upon which investors may base an evaluation of its performance or any assumption that we will be profitable. We are likely to incur losses from startup operations as a result of, among other things, organization expenses, research and development expenses, marketing and expansion costs. Therefore, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by a new small business attempting to exploit a new technology.

Our Company's product may not be accepted by the trucking industry

     Although we have an exclusive license, there can be no assurance that we will be able to successfully develop a heavy duty truck engine using the Alpha
Technology, or that any engine developed will be accepted by the trucking industry. Acceptance of our engine in the trucking industry will depend upon many factors beyond our control, including without limitation, the dependability, amount of fuel savings and other benefits demonstrated by the engine.

     If we fail to develop an engine that is accepted by the trucking industry, for whatever reason, the return to investors in this Offering will be significantly impacted and such investors may lose all of their investment.

Our proposed product has not been developed and tested

     Alpha has designed, constructed and tested four feasibility prototype engines to acquire engineering parameters. However, Alpha has not designed, constructed and tested a heavy duty highway truck engine. Substantial engineering will be required to design, construct and test a heavy duty truck engine using the Alpha Technology. There can be no assurance that such an engine can be successfully developed and brought to market. Furthermore, there may be a substantial period of time before such an engine is developed and commercially marketed. Even if sales are generated, there can be no assurance that we can obtain the profit margins that produce earnings for our operations and dividends for investors.

Our success is heavily dependent upon management and key employees

     We are heavily dependent for the successful implementation of our business plan upon hiring and retaining skilled management. Our internal growth will further increase the demand on resources and require the addition of new management personnel. The inability to hire or subsequent loss of any of the
Company's officers and directors may have a material adverse effect on our operations. (See "Management".) We anticipate entering into employment agreements with certain executive officers and certain other key personnel, and may in the future obtain key man life insurance on certain officers.

     Our success is also dependent upon our ability to hire and retain additional qualified and talented technical and marketing personnel. There is always intense competition for qualified personnel in our business and our inability to recruit qualified personnel could have a material adverse effect on our business and results of operations. There can be no assurance that we will be able to retain current technical and marketing personnel, or that we will be able to successfully attract and retain qualified personnel in the future.

We may require additional financing

     While our management believes the proceeds from this Offering will be sufficient to implement the first step of its business plan, which entails developing a prototype engine for highway trucks, unexpected contingencies could occur which would require us to secure additional financing, possibly in the form of loans secured by the Company's assets. There can be no assurance that we could raise such additional capital to pay for any unanticipated expenses.

Indemnification of our management

     Under most conditions, our officers and directors may not be held liable to the Company for errors in judgment or other acts or omissions not amounting to fraud, gross negligence or malfeasance because provision has been made in the respective Articles of Incorporation holding them harmless and providing to them indemnification against liabilities or losses that arise form such acts or omissions. To the extent that such indemnification provisions are invoked, the assets of the Company could be reduced.

Our products will run the risk of technological obsolescence

     The market for our products will be characterized by evolving industry requirements, rapid technological change and frequent new product introductions which may result in product or technology obsolescence. Certain companies may be developing technologies or products of which we are unaware which may be functionally similar, or superior to some or all of those offered by us. As a result, our ability to compete will depend on our ability to adapt, enhance and improve our existing products and technology and, if necessary, to develop and introduce new products and technology to the marketplace in a timely and cost-competitive manner. There can be no assurance that we will be able to compete successfully, that our competitors or future competitors will not develop technologies or products that render the Company's products or technology obsolete or less marketable, or that we will be able to successfully enhance our products or technology or adapt them satisfactorily.

There is a chance that we may not be able to develop a marketable product

     New product development efforts are subject to all of the risks inherent in the development of new technology and products, including unanticipated delays, expenses, technical problems or difficulties, as well as the possible insufficiency of funding to complete development. There can be no assurance as to when, or whether, we can complete development of the engine. Further, there can be no assurance that we would have sufficient economic or human resources to complete such development in a timely manner, or at all, or that it could enter into economically responsible arrangements for the completion of such products by third parties.

     Following the development of our engine using the Alpha Technology, we must successfully complete a testing program for the engine before it can be marketed. Unforeseen technical problems arising out of such testing could significantly and adversely affect our ability to produce and market a commercially acceptable engine. In addition, our success will depend upon our current and proposed technologies and products meeting acceptable cost and performance criteria in the marketplace. There can be no assurance that the technologies and products will meet applicable price or performance objectives or that unanticipated technical or other problems will not occur which would result in increased costs or materials delays. Also, there can be no assurance that new technologies will be developed in the future by the Company. If superior technology is developed by our competitors, such products may render our present products obsolete, and thus would have a materially negative impact on operations.

Dependence on business partnerships and subcontractor relationships

     In order to develop our engine using the Alpha Technology, we will need to establish business partnerships and/or subcontractor relationships with third parties having the funds and/or expertise to accomplish this objective. No assurances can be given that we will be successful in entering into any such business partnerships or subcontractor relationships. The failure to enter into such partnerships or relationships may have a material adverse effect upon our ability to complete development of the engine and implement our business plan.

Intellectual property protection and infringement

     The technology which is licensed by us is covered by a patent. While this will afford us some protection, there can be no assurance that we or Alpha will be able to adequately protect the proprietary rights comprising the Alpha
Technology. If we are successful in developing a commercially viable engine for the trucking industry, it can be expected that both existing and new engine manufacturers will be motivated to utilize the Alpha Technology to develop competitive products. It may be difficult for us and/or Alpha to prevent misappropriation of the Alpha Technology or the independent development by others of similar technology, especially in view of their limited resources and the potential cost of any legal action to enforce such rights. The cost of, and time dedicated to, enforcement by us of our rights, if any, could be significant. Regardless of the outcome of such enforcement proceedings, there can be no assurance that such proceedings will be effective. In addition, although we believe that there are no infringement or trade secret misappropriation claims against us and no grounds for the assertion of any such claims, the cost of responding to any such assertion, should it be made, could be significant and there is no assurance that we would prevail.

Failure to acquire an engineering and manufacturing company

     Although we have made initial contact with several engineering and manufacturing companies for potential acquisition, there can be no assurance that we will be successful in closing such transaction. Failure to acquire an operating engineering and manufacturing company and having to use an outside engineering firm will significantly increase our costs. Accordingly, we may not have sufficient working capital available to implement our business plan.

We may face competition with greater resources

     When  developed, our engine products will compete with those of several well-established companies, which design, sell, produce or market heavy duty truck engines. Numerous large and well-financed firms, as well as government-funded institutions, are currently engaged in research and development of new engines and fuel cells for powering vehicles. Many of these companies have substantially greater financial, technical and other resources than those of the Company, and they may have established reputations for success in the development, licensing, sale and service of their products and technology. Certain of those competitors have the financial resources necessary to enable them to withstand substantial price competition or downturns in the market for truck engine products.

Government regulation

     The degree of government regulation that will be imposed upon the manufacture and sale of our engine may be substantial. If we are successful in developing a commercially saleable highway truck engine, of which there is no assurance, the effect of government regulation may be to delay its marketing of the product for a considerable period of time, to impose costly procedures upon our activities or to furnish a competitive advantage to the very substantially capitalized companies which compete with our business. In addition, the extent of potentially adverse government regulations that might arise from future legislation or administrative action cannot be predicted.

Limited experience

     We have limited experience in engine technology and product testing and development, and almost no experience with the Alpha Technology to be utilized in connection with our contemplated operations. Our research and development and sales/marketing staff will require additional personnel in the future. There can be no assurance that we will be able to build an adequate staff.

Dependence on significant customers

     If we are successful in developing for market a viable engine product, it is likely that our revenues will be materially dependent on a limited number of customers, primarily heavy duty truck manufacturers. While our customer base may expand if our engine is accepted in the industry, it can be expected that a limited number of large customers will continue to account for a significant portion of our sales for the foreseeable future. As such, our financial condition and results of operations may be adversely affected by a delay, reduction or cancellation of orders from one or more of our future significant customers or the loss of one or more such customers.

Product concentration

     We will have a very limited product line for the foreseeable future. Any factors adversely affecting our products, such as the introduction of superior competitive products or shifts in the needs of the marketplace, would have a material adverse effect on our financial condition and results of operations.

Lengthy sales cycle

     The sales process for any new engine technology typically involves a detailed technical evaluation and a commitment of capital, technical, marketing and other resources, with the attendant delays frequently associated with customers' internal procedures to approve large capital expenditures and to test and accept new technologies. For those and other reasons, the sales cycle associated with our products will initially be lengthy and subject to a number of significant risks, including customers' budgetary constraints and internal acceptance procedure, that are beyond our control. Because of the lengthy sales cycle and the generally large size of customer orders, if revenues forecasted from a specific customer for a particular fiscal quarter are not realized in that quarter, our operating results for that quarter could be materially affected.

Dependence on Licensor

     Our entire business plan will be based on our License of the Alpha
Technology. The License will be perpetual in duration, subject to the payment of annual royalty fees which are based on our net sales. The royalty fee is a minimum of $250,000 annually once operations commence and any royalty in excess of the $250,000 will include the minimum royalty payment. The termination of the
License, for any reason, could terminate our business and result in a total loss to all investors. In addition, our limited experience with the Alpha Technology will make us very dependent upon the technological and manufacturing support of
Alpha.

Challenges to management of growth

     We believe that with proper funding, we may experience a period of rapid growth that can be expected to place a strain on our administrative, financial and operational resources. Our ability to manage any growth effectively will require us to continue to improve our operational, financial and management controls, reporting systems and procedures, install new management information and control systems, and train, motivate and manage its employees. There can be no assurance that we will install such management information and control systems in an efficient and timely manner or that the new systems will be adequate to support our operations. Additionally, many of the challenges of growth may be unforeseeable and beyond our control. If we are unable to manage growth effectively, such that our sales and marketing efforts exceed our capacity to maintain and service our engine products, of if new employees are unable to achieve adequate performance levels, our business, operating results and financial condition could be adversely affected.

International expansion

     If we are successful in developing a commercially viable engine product, we intend to explore opportunities to expand our operations into international markets, where generally fuel prices are much higher than in the United States.
International expansion will require significant management attention and financial resources and there can be no assurance that our efforts to develop international sales and support channels will be successful. International sales are subject to a number of risks, including potentially longer payment cycles, unexpected changes in regulatory requirements, import and export restrictions and tariffs, difficulties in staffing and managing foreign operations, the burden of complying with a variety of foreign laws, greater difficulty in accounts receivable collection, potentially adverse tax consequences, currency fluctuations and potential political and economic instability. Additionally, the protection of intellectual property may be more difficult and costly to enforce outside of the United States. In the event that we are successful in expanding our sales and operations internationally, the imposition of, or change in, price controls or other restrictions on foreign currencies could materially affect our business, operating results and financial condition.

                                       10

Control by existing management and stockholders; takeover considerations

     Upon completion of this Offering, our directors, executive officers and certain principal stockholders and their affiliates will own beneficially more than a majority of the common stock then issued and outstanding. Accordingly, such holders, if acting together, will have the ability to exert significant influence over the election of our Board of Directors and other matters submitted to our stockholders for approval. The voting power of these holders may discourage or prevent any proposed takeover of the Company unless the terms thereof are approved by such holders.

No dividends

     We have never paid any dividends on our common stock and do not intend to pay dividends on our common stock in the foreseeable future. Any earnings which we may realize in the foreseeable future are anticipated to be retained to finance our growth.

Reliance on industry acceptance

     Since the Company is offering a new technology to the truck engine industry, it is imperative that the industry becomes fully informed as to the benefits offered by the technology we are making available. Without industry acceptance, our operations will experience a negative impact.

                                 Offering Risks

No assurance of a public market

     Our common stock is not presently traded on any established market. There is no prior trading market for our common stock and there can be no assurance that a trading market for the common stock will develop, or if developed, that it will continue. If no market develops, it may be difficult or impossible for holders of the common stock to sell their shares if they should so desire. In addition, there are substantial restrictions on the sale or transfer of the common stock imposed by Federal and State securities laws. There are no assurances that holders will be able to sell their shares of the common stock or that sufficient shares will be sold to create a public market for the common stock.

Investors may lose their entire investment

     There can be no assurance that our Offering will raise operating capital for our initial 12 months of operations. Should the minimum amount of the
Offering be the only amount raised in the Offering, we could not operate for our initial 12 months and amounts contributed by investors in reaching the minimum would not be returned to the investors. If we fail to raise additional equity or debt financing, it would impair our operations and investors may lose the total amount of their investment.

                                       11

Our officers and directors will control the Company after the Offering and may make decisions with which you may disagree

     Control of the Company may be exercised by the officers and directors through their direct and indirect stock ownership. Our officers and directors will control the Company after the Offering and may make decisions and set
Company policy with which you may disagree.

Potential Offering benefits to Company insiders

     Our Executive Committee may, in its' discretion, include as part of the
Offering, benefits, earned salaries and loan repayments to officers and directors that were incurred in the development of this project.

Dilution

     Following the purchase of the common stock, investors will experience immediate and substantial dilution of their investment.

Arbitrary offering price

     We have determined the number of shares to be offered based upon our estimate of the amount of proceeds necessary for planned uses. The offering price is not based on our assets, book value, or earnings. Accordingly, the offering price should not be considered an indication of the actual fair market value of the common stock as if appraised by a qualified third party.

Receipt of less than the maximum Offering proceeds

     It is possible that we will sell less than the maximum amount of shares being offered. Receipt of proceeds less than the maximum Offering amount will cause us to delay and/or modify our current plan and may impair our business operations.

Funds will not be returned to investors

     We are offering a minimum amount of common stock which will result in proceeds of $50,000 to the Company. Once the minimum Offering amount has been subscribed for, we will utilize those funds for our business operations and investors will not receive a return of their investment. You should be aware that receipt of the minimum Offering amount would severely impair our business operations. In addition, we would require additional financing and there can be no assurance that such financing would be available on reasonable terms.

Future sales of our common stock by our existing stockholders could decrease the trading price of the common stock

     Assuming a public market for our shares develops at some future date, of which there can be no assurance, sales of a large number of shares of our common stock in the public markets after this offering, or the potential for such sales, could decrease the trading price of our common stock and could impair our ability to raise capital through future sales of our common stock. Upon completion of this offering, there will be 11,877,000 shares of our common stock outstanding. Of these shares, the 1,000,000 shares of common stock included in the shares sold in this offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless such shares are purchased by our "affiliates," as that term is defined in Rule 144 of the
Securities Act of l933.

     All of the rest of our outstanding shares will be "restricted securities"
for purposes of Rule 144 of the Securities Act and may not be resold unless registered under the Securities Act or sold pursuant to an applicable exemption from registration, including the exemption contained in Rule 144. All of these securities are eligible for sale on the open market under Rule 144 (subject to the volume, holding period and manner of sale limitations of that rule), except for shares which are subject to lockup agreements which prohibit their sale for periods of six months from completion of the Offering and sales of 10% of share holdings each month thereafter.

                                    DILUTION

     Purchasers of our Common Stock in this offering will experience dilution in net tangible book value per share. Dilution in net tangible book value per share represents the difference between the offering price of our Common Stock in this offering and the net tangible book value of our Common Stock (the difference between our tangible assets and our liabilities, divided by the number of shares of Common Stock outstanding) immediately after the sum of all of the shares offered hereby.

     As of June 30, 2003, our net tangible book value was ($184,786), or ($0.02)
per share of our outstanding Common Stock. After giving effect to the sale of a maximum number of shares of Common Stock in this offering, and our net tangible book value as of June 30, 2003 would have been $1,796,512, or $0.14 per share of our outstanding Common Stock. This represents an immediate increase in our net tangible book value of $0.16 per share to current stockholders and an immediate dilution of a $1.86 per share to new investors purchasing the shares in this offering.

                                       12

The following table illustrates the foregoing information as of June 30, 2003 with respect to dilution to new investors:

------------------------------------------------------------------------- ----------------- -------------------
                                                                           Assuming Sale     Assuming Sale of
                                                                             of Maximum      Minimum Offering
                                                                              Offering
----------------------------------------------------------------------- ----------------- -------------------
Public Offering Price                                                              $2.00               $2.00
----------------------------------------------------------------------- ----------------- -------------------
Net tangible book value per share for existing shareholders before
Offering                                                                           (.02)               (.02)
----------------------------------------------------------------------- ----------------- -------------------
Increase per share attributable to payment for shares purchased by new
investors                                                                            .16                   -
----------------------------------------------------------------------- ----------------- -------------------
Pro forma net tangible book value after Offering                                     .14               (.02)
----------------------------------------------------------------------- ----------------- -------------------
Net tangible book value dilution per share to new investors                        $1.86               $2.02
----------------------------------------------------------------------- ----------------- -------------------

                         DETERMINATION OF OFFERING PRICE

     The offering price of the 1,000,000 common shares being offered has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share.
Additionally, because we have no operating history and have not generated any revenues to date, the price of the shares is not based on past earnings nor is it indicative of current market value for the assets owned by us.

Forward-Looking Statements

     Some of the information contained in this Prospectus involves forward-looking statements. These statements include, but are not limited to, statements about our industry, plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements by their nature involve risks and uncertainties. Therefore, actual results may differ materially from those implied or expressed by these statements. Accordingly, you should not place undue reliance on these forward-looking statements.

                                       13

                                 USE OF PROCEEDS

     The net proceeds to the Company range from $50,000 (the "Minimum") to
$2,000,000 (the "Maximum"). Management will have discretion to allocate the proceeds of the Offering in terms of timing and priorities in keeping with the business plan. Should only the Minimum be raised, we anticipate operating capital for three months. Assuming 100% of the Offering is successfully sold, we anticipate 12 months of capital requirements.

     It is possible that no proceeds may be raised from this Offering. If fewer than all of the shares are sold, we will have to delay or modify our current plans. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

                          Use of Proceeds Summary Table

     The foregoing represents our best estimate of allocation of the proceeds of this Offering, based upon the current state of our business operations and our current plans. Pending application of the net proceeds of this Offering, we may temporarily invest such funds in interest-bearing accounts, certificates of deposit, government obligations, short-term interest bearing obligations, and similar short-term investments.

---------------------------------------------------- ------------------------- --------------------------
                                                             Maximum                    Minimum

                                                     ------------------------- --------------------------
                                                          Amount          %          Amount          %
---------------------------------------------------- -------------- ---------- --------------- ----------
General and Administrative                                 $75,000         4%         $25,000        50%
---------------------------------------------------- -------------- ---------- --------------- ----------
Building and Equipment                                    $650,000        32%              $0         0%
---------------------------------------------------- -------------- ---------- --------------- ----------
License Acquisition Cost                                  $250,000        12%              $0         0%
---------------------------------------------------- -------------- ---------- --------------- ----------
Research & Development and Testing                        $570,000        28%              $0         0%
---------------------------------------------------- -------------- ---------- --------------- ----------
Legal and Accounting for IPO                               $50,000         3%              $0         0%
---------------------------------------------------- -------------- ---------- --------------- ----------
Marketing and Promotion Expenses                          $150,000         9%         $25,000        50%
---------------------------------------------------- -------------- ---------- --------------- ----------
Working Capital                                           $255,000        12%              $0         0%
---------------------------------------------------- -------------- ---------- --------------- ----------
                                                        $2,000,000       100%      $50,000(1)       100%
---------------------------------------------------- -------------- ---------- --------------- ----------

1.  Minimum will be allocated to administrative and marketing expenses

                                       14

                             BUSINESS OF THE COMPANY

Background

     We are a Delaware corporation, incorporated on November 27, 2000. Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value.

     Our major asset is the ownership of an exclusive License from Alpha Engines
Corporation ("Alpha") for manufacturing and marketing heavy duty highway truck engines utilizing Alpha's "Detonation Cycle Gas Turbine Engine" technology embodied in U.S. Patent No. 6,000,214 and other proprietary technology and rights owned by Alpha including Marketing Survey Data in the highway trucking industry and a potential Joint Venture Agreement with CNF Transportation to manufacture and market heavy duty highway truck engines. The License was granted in exchange for shares of our restricted common stock and other considerations.

Our Product

     Our product will be a new energy-efficient, flex-fuel Detonation Cycle Gas
Turbine Engine ("DCGT") for heavy duty highway trucks.

     The DCGT includes an Electromagnetic Isothermal Combustion ("EIC") process that powers the engine. The EIC process produces complete combustion of fuel-oxidizer mixtures in cyclic detonations that negate unwanted nitrogen oxide and carbon monoxide emissions. The high pressure gases produced by the detonations drive a unique turbine producing shaft horsepower.

     The EIC process enables the DCGT to operate with blower air at low static pressure, negating the necessity of compressing and preheating fuel-oxidizer mixtures prior to combustion. By eliminating the compression of fuel-oxidizer mixtures, the DCGT achieves higher thermal efficiencies in a simplified mechanical structure. The DCGT has the following proprietary and competitive advantages over current diesel, gasoline and gas turbine engines:

-        Air cooled - less than 2 pounds per horsepower
-        Fewer moving parts - less maintenance
-        Flex-fuel and mixed fuels capability
-        Operates on all hydrocarbon fuels, hydrogen and syn fuels
-        Cold start capability with any fuels
-        Less fuel and "Greenhouse exhaust gases"
-        Less nitrogen oxides and carbon monoxide exhaust emissions
-        Less hydrocarbon exhaust emissions
-        No lube oil, filters or pumps

     Alpha has completed basic research, exploratory development, and advanced development with the design, construction and testing of four experimental prototype engines.

     Our new energy efficient flex-fuel detonation cycle gas turbine can be designed and manufactured as a new or replacement engine for all heavy duty trucks that utilize engines ranging from 300 to 1,000 horsepower.

                                       15

Our Business Strategy

     We plan to introduce our DCGT engine into the highway truck market in the year 2005; execute the Joint Venture Agreement with CNF Transportation or an alternate in the year 2006; and to be firmly established in that market by the year 2007. The following events have prompted us to bring our proprietary highway truck engine into the market as soon as possible:

-        CNF Transportation reaffirmed their continued interest in an Alpha/CNF joint venture on October 26, 1998
-        "Shifting Gears - Auto Industry Reaches Surprising Consensus: It Needs
         New Engines." Wall Street Journal, January 5, 1998
-        "Diesel Engine Makers Agree to Penalty Over $1 Billion in EPA Pollution
         Case." Wall Street Journal, October 23, 1998
-        "Big Truck Makers Evaded Pollution Rules." Globe & Mail, February
         27, 1999
-        "EPA Plans Stricter Emission Rules for Big Trucks." Wall Street
         Journal, September 27, 1999
-        "Caterpillar Loses in Patent Ruling." "Frost & Sullivan estimates cost of $3 billion to design new engine." Wall Street Journal, January
         21, 2000
-        "New Diesel Rules Aim to Cut Pollution by 95%." Investor's Business
         Daily, May 28, 2000

     To get into the market, we are seeking an initial public Offering of
$2,000,000 to complete the following transactions:

-        Construct a new engineering and administrative facility
-        Acquire manpower -- administrative and technical support
-        Acquire machinery and equipment
-        Contract Alpha to design a DCGT truck engine for demonstration
-        Execute a nationwide public relations program with a national firm

     Upon completion of a private placement, we intend to acquire a profitable engineering and manufacturing company, as opposed to doing a startup, that has a minimum of $10 million annual sales and the capability of commercializing the engine. Such an acquisition creates an instant profitable operating company with in-place management, engineering, and manufacturing personnel that can integrate the DCGT engineering and pilot manufacturing while maintaining their current operating sales and profits. To date we have made initial contact with several companies which we believe could be potential acquisition candidates. Our management intends to continue due diligence efforts to determine which candidate would best fit with our business plan.

The Market

     There is an unmet need for a new energy efficient "flex-fuel" detonation cycle gas turbine engine for heavy duty highway trucks in the first quarter of the 21st Century. Approximately 5,000,000 heavy duty trucks in the United States with gasoline and diesel piston engines cannot meet the announced exhaust gas emission standards for the year 2004.

                                       16

     Wall Street Journal, January 21, 2000: "Emissions standards governing diesel engine makers were tightened in 1998 and will be tightened further in
2002. Although diesel engines passed federal tests regarding emission of nitrogen oxide, highway tests found emission levels in actual use to be as much as three times the legal limit. Overall, it could cost the industry at least $3 billion to design a new engine able to strictly meet pollution requirements, according to Frost & Sullivan, a Mountain View, California consulting firm.
Subroto Banerjee, director of Frost & Sullivan's automotive group, said cleaner fuels alone won't solve the basic problem. "The truck's owner is going to pay for this, either up-front in the cost of the truck, or in the form of higher truck fuel costs."

     Wall Street Journal, October 1998: "Diesel-Engine Makers Agree to Penalty
Over $1 Billion in EPA Pollution Case." "The biggest makers of heavy diesel engines, Caterpillar, Cummins, Detroit Diesel, Mack Trucks, Navistar
International and Volvo Truck agreed to pay a total of more than $1 billion to cover fines, investments in cleaner engines and other corrective actions to settle federal claims that they violated the federal Clean Air Act."

     Another major problem facing transcontinental trucking by the year 2010 is the potential absence of a single fuel source across the U.S. In an effort to clean up our air and reduce our dependency on foreign oil, the DOE, DOT, and EPA are funding alternative fuels programs of all types: Compressed Natural Gas
("CNG"), Liquid Natural Gas ("LNG"), Liquid Petroleum Gas ("LPG"),
Methanol-Gasoline ("M85"), and Ethanol-Gasoline ("E85"). These alternative fuel sources are being implemented nationwide.

     Commercial transport vehicle operators are seeking new clean air flex-fuel engine technology for their specific needs. In the absence of a new energy efficient engine technology in the marketplace, major fleet operators are forced to switch to alternative fuels.

-        United Parcel Service has converted most of their local delivery vehicles to CNG

-        The State of California has converted their fleet vehicles to Methanol

-        Texas, Oklahoma, Kansas, Nebraska, and Minnesota are implementing a complete corridor along I-35 providing CNG fuel stops from the Canadian border to Mexico

-        In-place transcontinental fuel stops for gasoline and diesel are being replaced by local and regional fuel stops for alternative fuels

     The days of driving coast to coast on a single fuel will be history by
2020.

     The successful engine for the 21st century must be a flex-fuel engine that can operate on any fuel or fuel mixture and meet clean air standards.

     Our flex-fuel DCGT heavy duty highway truck engine can meet all requirements for the 21st century engine.

Our Target Market

     Our largest market, highway truck engines, currently exceeds $12.5 billion annually. Each year, 700,000 new and replacement engines are sold at a cost of
$13,500 to $25,000 per engine. The DCGT truck engines will sell in the price range of $25,000. Pilot production and pre marketing are intended to be accomplished through acquired engineering and manufacturing companies. Major production and marketing are intended to be accomplished through a 50/50 joint venture with CNF Transportation. By terms of the CNF Agreement, we will supply all components for engine manufacturing and after-market parts sales and CNF will finalize the manufacturing once the engine is proven and demonstrated either in a vehicle or in a demonstration facility.

                                       17

     The Joint Venture has the potential in management's opinion to capture 20%
of the highway truck engine market by the year 2010, which is projected to be
$30 billion, although no assurance can be made that this will be achieved.

     We intend to grow through a continuous acquisition program with $150 million leveraged capital beginning in the second year of operation. Our marketing will pursue joint ventures with other major corporations, either end users (e.g., CNF) and/or engine manufacturers.

Current Competition

     Seven major engine manufacturers, including Ford, Caterpillar, Cummins,
Detroit Diesel, Mack Trucks, Navistar International and Volvo Truck manufacture heavy duty truck engines, both gasoline and diesel.

     The State and Federal Environmental Protection Agencies have a mandate from their respective governing bodies to "reduce atmospheric pollution caused by the burning of fossil fuels." Transportation vehicles, automobiles, trucks, buses, boats and aircraft produce 30% of the carbon dioxide, 65% of carbon monoxide,
40% of nitrogen oxides, 38% of hydrocarbons, 22% of particulates, and 5% of sulfur oxides that pollute our atmosphere. Current manufacturers of gas turbines, gasoline and diesel engines are well aware of the environmental and atmospheric pollution caused by their products.

     The U.S. Department of Energy awarded the "Big 3" automobile makers, GM,
Ford and Chrysler, $10 billion, beginning in 1993, to replace existing engines with new power plants for automobiles, trucks and buses.

     On December 4, 1996, GM delivered a new vehicle with a new power plant, a two-passenger Electric Vehicle ("EV") with a maximum range of 90 miles per battery charge.

     On  January  7,  1997,  Chrysler  announced  that  they  are  working  on a gasoline-hydrogen fuel cell powered vehicle and anticipates having a prototype as soon as the year 2005.

     As a result of the lack of progress in the area of clean flex-fuel engines, manufacturers are being fined. The Department of Energy and other Federal
Agencies are seeking new engine technology.

                                       18

Operations

     Our total efforts are directed toward establishing a financial base and operations for implementing their product into the world market by the year
2007.

     On conclusion of this Offering, we intend to complete a private placement or secondary offering for up to $12 million. In addition, we intend to seek acquisition of a profitable engineering and manufacturing company and consummation of the CNF/TTE Joint Venture. We intend to contract a major consulting firm to prepare a comprehensive business plan for presentation to the financial community for the express purpose of financing an acquisition program with leveraged capital and future equity offering.

Employees

     We presently have four employees all of whom serve as officers and directors of the Company. Staffing levels will be determined as we progress and grow. We also plan to add several employees to our staff. The level of employees is primarily contingent on the level of success of this Offering. Our board of directors will determine the compensation of all new employees based upon job description.

Management's Discussion and Analysis or Plan of Operation

     THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE
CONSOLIDATED FINANCIAL STATEMENTS OF TURBINE TRUCK ENGINES AND THE NOTES THERETO
APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION
AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT
STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTES "FORWARD-LOOKING
STATEMENTS."

     The following discussion and analysis of our financial condition and plan of operations should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere herein. This discussion and analysis contains forward-looking statements including information about possible or assumed results of our financial conditions, operations, plans, objectives and performance that involve risk, uncertainties and assumptions. The actual results may differ materially from those anticipated in such forward-looking statements. For example, when we indicate that we expect to increase our product sales and potentially establish additional license relationships, these are forward-looking statements. The words expect, anticipate, estimate or similar expressions are also used to indicate forward-looking statements.

Limited operating history; background of our company

     We are a development-stage company and not yet generating any revenues. We expect to continue the commercialization of our Detonation Cycle Gas Turbine
Engine ("DCGT") technology. Our primary focus is to complete this public
Offering of our securities for the purpose of funding operations.

     The financing for our development activities to date has come from the sale of common stock. We intend to finance our future development activities and working capital needs largely from the sale of public equity securities with additional funding from a private placement or secondary offering of up to $12 million and other traditional financing sources, including term notes and proceeds from sub-licensing agreements until such time that funds provided by operations are sufficient to fund working capital requirements.

                                       19

     Since we have had a limited  history of operations, we anticipate that our quarterly results of operations will fluctuate significantly for the foreseeable future. We believe that period-to-period comparisons of our operating results should not be relied upon as predictive of future performance. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development, particularly companies commercializing new and evolving technologies such as the DCGT. In July 2002, we acquired the license for the DCGT technology for the manufacture and marketing of heavy duty highway truck engine.

For the year ended December 31, 2002 compared to the year ended December 31, 2001

     Operating Costs - During the years ended December 31, 2002 and 2001, operating costs totaled $149,324 and $31,789, respectively. The increase of
$117,535 was attributable principally to the following categories: increases were due to license agreement amortization as a result of the license agreement acquisition in July 2002; salaries and wages and payroll taxes related to the addition of one officer, consulting expenses paid, insurance expense, and office space and other expenses.

     Interest Expense  - Net - During the year ended December 31, 2002 net interest expense totaled $5,144. The increase was due principally to additional interest expense in connection with the a note issued for the acquisition of the license agreement in July 2002.

For the three months ended March 31, 2002 compared to the three months ended
March 31, 2003

     Operating Costs - During the six months ended June 30, 2003 and 2002, operating costs totaled $148,314 and $20,850, respectively. The increase of
$127,464 was attributable principally to the following categories: Increases were due to license agreement amortization as a result of the license agreement acquisition in July 2002; officer's salary; consulting expenses paid and depreciation expense as a result of furniture and equipment additions.

         Interest Expense - Net - During the six months ended June 30, 2003 net interest expense totaled $5,812.  The increase was due principally to additional interest expense in connection with the a note issued for the acquisition of the license agreement in July 2002.

Liquidity and capital resources

     As previously mentioned, since inception, we have financed our operations largely from the sale of common stock. From inception through December 31, 2002 we raised cash of $155,300 net of issuance costs, through private placements of common stock financings. At December 31, 2002 and June 30, 2003 we had cash and cash equivalents totaling $2,056 and $29,706, respectively.

                                       20

     Since our inception through December 31, 2002 we have incurred approximately $344,412 of operating expenses. These operating expenses were principally related to the amortization of the licensing agreement for the DCGT technology and general and administrative expenses.

     We have incurred significant net losses and negative cash flows from operations since our inception. As of March 31, 2003 we had an accumulated deficit of approximately $344,412 and a working capital deficit of $2,445.

     We anticipate that cash used in product development and operations, especially in the marketing, production and sale of our products, will increase significantly in the future.

     The Company will be dependent upon our existing cash and cash equivalents, together with anticipated net proceeds from this public Offering and future, debt issuances and private placements of common stock and potential license fees, to finance our planned operations through at least the next 12 months.
Accordingly, we plan to access additional cash from a variety of potential sources, which may include: public equity financing, private equity financing, license fees, and public or private debt. The Report of Independent Certified
Public Accountants included elsewhere in this Registration Statement includes a going concern modification.

     Additional capital may not be available when required or on favorable terms. If adequate funds are not available, we may be required to significantly reduce or refocus our operations or to obtain funds through arrangements that may require us to relinquish rights to certain or potential markets, either of which could have a material adverse effect on our business, financial condition and results of operations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities would result in ownership dilution to our existing stockholders.

New accounting pronouncements

     In July 2001, the Financial  Accounting  Standards Board (FASB) issued SFAS
141, Business Combinations, and SFAS 142, Goodwill and Other Intangible Assets.
SFAS 141 is effective for all business combinations completed after June 30,
2001. SFAS 142 is effective for the year beginning January 1, 2002; however certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142. The adoption of these standards did not have a material impact on the Company's financial statements.

     In August 2001, the FASB issued SFAS No.144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes
FASB Statement No. 121, Accounting for the Impairment or Disposal of Long-Lived
Assets. The provisions of the statement are effective for the year beginning
January 1, 2002. The adoption of this standard did not have a material impact on the Company's financial statements.

                                       21

     In June 2002, the FASB issued Statement 146, Accounting for Costs
Associated with Exit or Disposal Activities. This statement requires entities to recognize costs associated with exit or disposal activities when liabilities are incurred rather than when the entity commits to an exit or disposal plan, as currently required. Examples of costs covered by this guidance include one-time employee termination benefits, costs to terminate contracts other than capital leases, costs to consolidate facilities or relocate employees, and certain other exit or disposal activities. This statement is effective for fiscal years beginning after December 31, 2002, and will impact any exit or disposal activities the Company initiates after that date.

     In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based
Compensation-Transition and Disclosure-an amendment of FASB Statement No. 123.
This Statement amends SFAS No. 123, Accounting for Stock-Based Compensation, to
provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of this statement are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after
December 15, 2002. The Company does not currently expect to adopt the fair value based method of accounting for stock-based employee compensation.

     In May 2003, FASB issued SFAS No. 150, Accounting for Certain Financial
Instruments with Characteristics of both Liabilities and Equity. This statement addresses the accounting for certain financial instruments that, under previous guidance, could be accounted for as equity. SFAS 150 requires that those instruments be classified as liabilities in the statement of financial position.
In addition, SFAS 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of certain entities. Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management has not fully evaluated the effect of adopting this standard.

     In November 2002, the FASB issued FASB Interpretation No. 45, Guarantors
Accounting and Disclosure Requirement for Guarantors, including Indirect
Guarantors of Indebtedness to Others (FIN 45). FIN 45 creates new disclosure and liability recognition requirements for certain guarantees, including obligations to stand ready to perform. The initial recognition and measurement requirements of FIN 45 are effective prospectively for guarantees issued or modified after
December 31, 2002, and the disclosure requirements are effective for financial statement periods ending after December 15, 2002. There were no such guarantees entered into by the Company through March 31, 2003.

     In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest
Entities (FIN 46). This interpretation of Accounting Research Bulletin No. 51,
"Consolidated Financial Statements," addresses consolidation by business enterprises of certain variable interest entities where there is a controlling financial interest in a variable interest entity or where the variable interest entity does not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties. The interpretation applies immediately to variable interest entities created after January 31, 2003 and applies in the first year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. We do not have any ownership in any variable interest entities as of December 31, 2003 or June 30, 2003. We will apply the consolidation requirement of FIN 46 in future periods if we should own any interest in any variable interest entity.

                                       22

Critical accounting estimates

     License Agreement - The recorded cost of the license agreement is based on the fair value of consideration paid for it. The ultimate consideration was originally based on the value of the common stock and note payable issued for the license agreement. The license agreement costs are amortized over the remaining life of the patent at the date of the license agreement acquisition.
The fair value of the license agreement is reviewed for recoverability whenever events or changes in circumstances indicate that its recorded value may not be recoverable. No impairment has been recognized through June 30, 2003.

Description of Property

     The Company's executive offices are located at 1200 Flightline Boulevard,
Suite 5, Deland, Florida 32724, where it currently leases space on a one-year lease for $4,800 per year. We intend to use a portion of the proceeds from this
Offering to secure an office, manufacturing and testing facility.

Dividend Policy

     We have not paid cash dividends on our common stock since inception. We currently intend to retain any future earnings for use in the expansion of the business, however, we do not intend to pay shareholder dividends. The declaration and payment of cash dividends, if any, will be at the discretion of the Board of Directors of the Company and will depend, among other things, upon our earnings, capital requirements, and financial condition.

                                       23

                                   MANAGEMENT

     Set forth below is certain information concerning the directors and executive officers of the Company.

     Name                   Age    Position

     Michael Rouse          46     Chief Executive Officer and Chairman of the Board

     Jay G. Hilden          51     President, Chief Operating Officer and Director

     James A. Teters, Jr.   46     Director

     Phyllis J. Rouse       44     Vice President, Secretary, Treasurer and Director

Biographies

     Michael Rouse is the founder of the Company and currently serves as its
Chairman and Chief Executive Officer. He is also the President of M&D
Aircraft Leasing and Skydive Palatka, Inc. Mr. Rouse also serves as Vice
President of Cox-Rouse Construction & Development Corporation, a commercial real estate developer located in Deland, Florida. Mr. Rouse is a commercial building contractor and developer, and licensed commercial aircraft pilot. He received his schooling in Management Training at United States Steel Corporation;
Computer Programming at Daytona Beach Community College; and Science, Art and
Drafting at Valpraiso Industrial Arts School. He is a former Production Manager for United States Steel, and General Manager of Freefall Express, Inc.

     Jay G. Hilden serves as the President, Chief Operating Officer and
Director. Currently, he is the President of Sky Supplies, Inc., a designer and manufacturer of aircraft cargo nets and military parachute products and is an active vendor for the Defense Logistics Agency. He received a BS in Business
Administration from the University of Central Florida in 1975 and has been involved in management of manufacturing operations for military and sport parachute products for most of his business career. In addition, he has been involved in various aviation activities and exploration of coal, oil and gas properties personally owned in Kentucky.

     James A. Teters, Jr. serves as a Director. Currently, Mr. Teters is a
Senior Sales Executive, National Sales, Fiserv InformEnt., Pittsburgh, PA,
responsible for identifying, qualifying, strategizing and managing all sales efforts for an enterprise-wide data warehouse solution design for large multi-billion dollar financial institutions and insurance companies in North
America, Latin America and the Caribbean. He has served as the Regional Manager,
Strategic Business Development, Fiserv Corp., Fiserv, Inc., Brookfield, WI.;
Director of Business Development, Phoenix International, Inc., Heathrow, FL.;
Senior Sales Executive, Fiserv Comprehensive Banking System (CBS) Division
(formerly Citicorp Information Resources), Orlando, FL.; General Manager,
Skydive Deland, Inc., Deland, FL., and Account Executive, Dean Witter, Reynolds,
Inc., Ormond Beach, FL.

     Phyllis J. Rouse serves as the Company's Vice President, Secretary,
Treasurer and as a Director. Currently, Mrs. Rouse is a public school administrator at Yulee Elementary School in Yulee, Florida. She has extensive administrative experience and training in accountability for all budgets, curriculum, student performance, personnel, facilities, discipline, while supervising over 70 personnel and 650 students on a daily basis. Mrs. Rouse is a
Certified Trainer for Leadership Development for Teachers - Crown Consortium;
Certified Trainer for 4-MAT-Excel, Inc.; and Trainer for DOE School Improvement
Modules. She has secured over $340,000 in Federal and State grants for supplemental programs for Yulee Elementary School and participates in a broad spectrum of educational activities in the State of Florida. Mrs. Rouse is the sister-in-law of Michael Rouse.

                                       24

Summary Compensation Table

     The following table sets forth information concerning the aggregate compensation paid or to be paid by the Company to its executive officers.

------------------------- ------------------------------ -------------------------------- --------------------------
                                                                    Long-Term                     All Other
                               Annual Compensation             Compensation Awards              Compensation
------------------------- ------------------------------ -------------------------------- --------------------------
                                                         Restricted Stock                               Group Life
                                                              Awards                                    Insurance
                          Fiscal                                             Securities    Matching      Premium
Name                        Year      Salary    Bonus         ($) (#)        Underlying      401k
                                                                              Options
------------------------- ---------- --------- --------- ------------------ ------------- ------------ -------------
Michael Rouse             2003       $52,000         0          0        0           0            0             0
------------------------- ---------- --------- --------- --------- -------- ------------- ------------ -------------

James A. Teters, Jr.      2003              0        0          0        0           0            0             0
------------------------- ---------- --------- --------- --------- -------- ------------- ------------ -------------

Phyllis J. Rouse          2003       $10,000         0          0        0           0            0             0
------------------------- ---------- --------- --------- --------- -------- ------------- ------------ -------------
Jay G. Hilden             2003              0        0          0        0           0            0             0
------------------------- ---------- --------- --------- --------- -------- ------------- ------------ -------------

We may hire additional executive employees and/or change the compensation paid to and benefits received by our current executive employees, as our Board of
Directors deems advisable or necessary. We plan to reimburse our executive employees for all travel expenses incurred in connection with the business of the Company. To date, the Company's Board of Directors has not adopted any retirement, pension, profit sharing or other similar programs for our executive employees.

Future Compensation

     Upon approval of our Board of Directors, we may increase the current levels of compensation to employees, officers, or directors either through the use of additional wages, incentive programs, restricted stock awards, or otherwise.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 31, 2000, the Company's Chief Executive Officer,  Michael Rouse,
personally entered into a transaction whereby he was granted an option to acquire the exclusive use of the Alpha Technology for $250,000, 10,000,000
shares and a royalty payment. On November 27, 2000, Mr. Rouse assigned his rights in the Option Agreement to the Company for 10,000,000 shares of common stock. As of the date hereof, both Alpha and Mr. Rouse have each returned
5,000,000 shares to the Company's treasury for purposes of reducing dilution and strengthening the Company's capital structure. As of the date of this
Prospectus, there are 10,877,000 shares issued and outstanding. Certain family members of Michael Rouse, our CEO, own shares of the Company.

                                       25

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of June 30, 2003, with respect to the beneficial ownership of our common stock by each beneficial owner of more than 5% of the outstanding shares of common stock of the Company, each director, each executive officer named in the "Summary Compensation Table'
and all executive officers and directors of the Company as a group, and sets forth the number of shares of common stock owned by each such person and group.
Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

--------------------------------------------------------------- -------------------- -------------------------------
                                                                 Number of Shares      Percentage of Outstanding
                                                                Beneficially Owned         Common Stock Owned
                                                                                     --------------- ---------------
                                                                                         Before          After
Name of Beneficial Owner                                                                Offering      Offering(1)
--------------------------------------------------------------- -------------------- --------------- ---------------
Michael Rouse                                                             5,000,000           45.9%           42.1%
--------------------------------------------------------------- -------------------- --------------- ---------------
Alpha Engines Corporation                                                 5,000,000           45.9%           42.1%
--------------------------------------------------------------- -------------------- --------------- ---------------
Phyllis J. Rouse (2)                                                        100,000            0.9%            0.8%
--------------------------------------------------------------- -------------------- --------------- ---------------
Jay G. Hilden                                                               100,000            0.9%            0.8%
--------------------------------------------------------------- -------------------- --------------- ---------------
James A. Teters, Jr.                                                        100,000            0.9%            0.8%
--------------------------------------------------------------- -------------------- --------------- ---------------
All directors and executive officers as a group (4 persons)               5,300,000           48.7%           44.6%
--------------------------------------------------------------- -------------------- --------------- ---------------

1.   Assumes maximum Offering is sold.
2.   Phyllis J. Rouse is the sister-in-law of Michael Rouse.

                            DESCRIPTION OF SECURITIES

Common Stock

     The authorized common stock of the Company consists of 100,000,000 shares, with each share having a par value of $.001. As of June 30, 2003, there were
10,877,000 common shares issued and outstanding. There were approximately 51 holders of common stock as of June 30, 2003.

     Holders of common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available. Upon liquidation of the Company, holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of the Company. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid for and non-assessable.

                                       26

Other Securities

     There are currently no preferred shares or other debt or equity securities issued, outstanding, or authorized.

Transfer Agent and Registrar

     The Transfer Agent for the common stock is: Florida Atlantic Stock
Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321.

Where You Can Find Additional Information

     A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and
Exchange Commission. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.
Statements contained in the Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to the
Company and the shares offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. You may also obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The Commission also maintains a site at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

                              PLAN OF DISTRIBUTION

     We are offering 1,000,000 shares of common stock through our officers and directors on a "direct participation" basis at a purchase price of $2.00 per share. This offering will begin as of the date of this prospectus and will expire whenever all of the shares are sold, or 12 months after the date of the prospectus, whichever comes first. We are managing this offering without an underwriter. The shares will be offered and sold by our officers. These officers will not receive a sales commission or other compensation, except for reimbursement of expenses actually incurred on behalf of Turbine Truck Engines for such activities. In connection with their efforts, they will rely on the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934.
Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 act for associated persons of an issuer.
No one has made any commitment to purchase any or all of the shares. Rather, the officers and directors will use their best efforts to find purchasers for the shares. We cannot state how many shares will successfully be sold.

     Officers will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities. These officers are not, at the time of their participation, an associated person of a broker or a dealer. These officers do not restrict their participation to transactions involving offers and sales of securities to a registered broker or dealer, a registered investment company or registered separate account, an insurance company, a bank, a savings and loan association, a trust company or similar institution supervised by a State or Federal Banking Authority or a Trust for which a bank, a savings and loan association, a trust company or a registered investment advisor either is the trustee or is authorized in writing to make investment decisions or that are exempted by Section 3a-7, 3a-9 or 3a-10 of the Securities
Act of 1933 from registration provisions of that Act or that are made pursuant to a plan or agreement submitted over vote or consent of the security holders who will receive securities of the issuer in connection with a reclassification of securities of the issuer, a merger or consolidation or a similar plan of acquisition involving an exchange of securities or a transfer of assets of any other person to the issuer in exchange for securities of the issuer, or that are made pursuant to a bonus, profit sharing, pension, retirement, thrift, savings, incentive, stock purchase, stock ownership, stock appreciation, stock option, dividend reinvestment or similar plan for employees of an issuer or a subsidiary of the issuer.

                                       27

     The Officers meet all of the following conditions:

-        They primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer other than in connection with transaction in securities; and
-        They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
-        The Officers do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs a4i or a4iii , except that for securities issued pursuant to
         Rule 415 under the Securities Act 1933, the 12 months shall begin with the last sale of any security included within one Rule 415 Registration.
         The Officers restrict their participation to any one or more of the following activities;

         a)       Preparing any written communication or delivering such
                  communication through the mail or other means that does not involve oral solicitation by the officers of a potential
                  purchaser, provided, however, that the content of such
                  communication is approved by an officer or director of issuer,

         b)       Responding to enquiries of a potential purchaser in a
                  communication initiated by the potential purchaser, provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document;

         c)       Performing ministerial and clerical work.

-        No presumption shall arise that the Officers have violated Section 15a of the act solely by reason of their participation in the sale of our securities if they do not meet the conditions specified in paragraph
         (a) of this section.

     We anticipate selling the shares to persons whom we believe may be interested or who have contacted us with interest in purchasing the securities.
We may sell shares to such persons if they reside in a state in which the shares legally may be sold and in which we are permitted to sell the shares. We are not obligated to sell shares to any such persons.

     We have agreed to establish an escrow account at SouthTrust Bank wherein funds will be held until such time as the minimum offering amount has been subscribed for. At that time, the funds will be dispersed to be used for our business operations. A copy of the executed agreement is annexed hereto.

                                       28

     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by Turbine Truck Engines. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

     Purchasers of shares either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

     We reserve the right to reject any subscription in full or in part and to terminate this Offering at any time. Once the minimum Offering amount has been subscribed for, officers, directors, present stockholders of the Company and persons associated with them may purchase some of the shares. However, officers, directors, and their affiliates shall not be permitted to purchase more than 20%
of the shares being sold and such purchases will be held for investment and not for resale. In addition, no proceeds from this Offering will be used to finance any such purchases.

Disclosure of Commission Position On Indemnification For Securities Act
Liabilities

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Market for Common Equity and Related Stockholder Matters

     Prior to this Offering, there has been no public market for the common stock of the Company. At the present time neither any National Securities
Exchange nor the NASDAQ stock market lists the securities offered. There is no public trading market for the common stock of the Company. There are outstanding
10,877,000 common shares as of June 30, 2003. We are currently offering
1,000,000 common shares through this Offering.

                                   LITIGATION

     As of the date of this Prospectus, neither the Company nor any of its officers or directors is involved in any litigation either as plaintiffs or defendants. As of this date, there is not any threatened or pending litigation against the Company or any of its officers or directors.

                                       29

                                 LEGAL OPINIONS

     Richard P. Greene, P.A., located in Fort Lauderdale, Florida, has passed upon the validity of the issuance of shares of the Company's common stock being offered. Mr. Greene purchased 150,000 shares of our common sock for $.001.

                                     EXPERTS

     The financial  statements  of the Company for the years ended  December 31,
2002 and 2001 appearing in this Prospectus have been included in reliance on the report  (which  contains an  explanatory  paragraph  relating  to the  Company's ability  to  continue  as a going  concern  as  described  in Note 2 to the 2002 financial  statements) of Pender Newkirk & Company,  independent  auditors, given upon the authority of said firm as experts in auditing and accounting.

                              FINANCIAL STATEMENTS

     The Financial Statements of the Company and the accompanying notes thereto, and the independent auditor's report are included as part of this Registration
Statement and immediately follow the signatures on this Registration Statement.

                                       30

                Part II - Information Not Required in Prospectus

Item 24.     Indemnification of Directors and Officers

     Our Bylaws provide that the Company will indemnify its directors, officers, and employees, to the full extent permitted under the General Corporation Law of
Florida. In addition, the Company has entered or will enter into indemnification agreements with its directors, and officers that provide for indemnification in addition to the indemnification provided in the Bylaws. The indemnification agreements contain provisions that may require the Company, among other things, to indemnify its directors and executive officers against certain liabilities
(other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of the Company or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. The Company will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay.

Item 25.     Other Expenses of Issuance and Distribution

     It is estimated that the expenses incurred in connection with distribution of the shares of common stock being offered will be as follows:

                                                      Expenses to be paid by
     Item                                             Turbine Truck Engines
     -----                                        ----------------------------
     Accounting                                                $10,000.00 *
     Attorney Fees                                              35,000.00 *
     Printing Expense - Final Prospectus                         7,500.00 *
     Standard & Poor's                                           5,000.00 *
     Transfer Agent                                              2,500.00 *
     Total Offering expense                                     $60,00.00 *

*     These figures represent estimations by management.

Item 26.   Recent Sales of Unregistered Securities

     The following sets forth information concerning unregistered sales of common stock of the Company. These were private placement transactions and did not involve any public solicitation or advertisement in any way. Investors all had pre-existing relationships with the Company. The Company raised a total of
$241,000 pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

                                       31

Item 27.     Exhibits

Exhibit #

3.1      Articles of Incorporation and Amendments
3.2      By-Laws

5        Opinion re: Legality

10       Material contracts:
10.1     License Agreement
10.2     Exercise of License Agreement
10.3     Consulting Agreement
10.4     Promissory Note
10.5     Extension of Promissory Note
10.6     Class B Stock Purchase Agreement
10.7     Non-Exclusive Contract
10.8     Agency Contract
10.9     Proxy to Vote Corporate Shares

11       Statement re: Computation of per share earnings (not applicable)

23.1     Consent of Counsel (included in Exhibit 5)
23.2     Consent of Pender Newkirk & Company

99       Additional Exhibits
99.1     Escrow Agreement

                                       32

                                   SIGNATURES

     In accordance  with the  requirements  of the  Securities  Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Deland,
Florida on 18th day of September, 2003.

                                                  TURBINE TRUCK ENGINES, INC.

                                                  /s/  Michael Rouse
                                                  --------------------------------
                                                       Michael Rouse, Chief Executive Officer and
                                                       Chairman of the Board
                                                       (Principal Executive Officer
                                                       Principal Financial Officer and
                                                       Principal Accounting Officer)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: September 18, 2003                         /s/ Jay G. Hilden
                                                 ----------------------------------
                                                     Jay G. Hilden, President, Chief
                                                     Operating Officer and Director

Date: September 18, 2003                        /s/  Phyllis J. Rouse
                                                ----------------------------------
                                                     Phyllis J. Rouse, Vice President,
                                                     Secretary/Treasurer and Director

                                       33

                                    Contents

Independent Auditors' Report on Financial Statements.........................F-2

Financial Statements:

                                      F-1

                          Independent Auditors' Report

Board of Directors
Turbine Truck Engines, Inc.
(A Development Stage Enterprise)
DeLand, Florida

We have audited the accompanying balance sheet of Turbine Truck Engines, Inc. (a development stage enterprise) as of December 31, 2002 and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the management of Turbine Truck Engines, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Turbine Truck Engines, Inc. as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 2, the Company incurred a net loss of $154,468 during the year ended December 31, 2002 and has an accumulated deficit of $190,286 from inception to December 31, 2002. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
July 9, 2003

                                       F-2

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                                 Balance Sheets

                                                                      December 31,           June 30,
                                                                          2002                 2003
                                                                      ------------         ------------
                                                                                           (Unaudited)
Assets
Current assets:
    Cash                                                             $       2,056       $       29,706
    Note receivable from stockholders                                                            23,000
    Loans to stockholder                                                     4,849                8,099
                                                                      ------------         ------------
Total current assets                                                         6,905               60,805

Furniture and equipment, net of accumulated depreciation of
    $664 and $1,141 at December 31, 2002 and June 30, 2003
    (unaudited), respectively                                                4,531                4,054

License agreement, net of accumulated amortization of $93,349 and $198,567 at December 31, 2002 and June 30, 2003
    (unaudited), respectively                                            2,642,300            2,537,082

Deferred offering costs                                                     51,702               40,388
                                                                      ------------         ------------
                                                                     $   2,705,438       $    2,642,329
                                                                      ============         ============
Liabilities and Stockholders' Equity
Current liabilities:
    Accounts payable                                                 $       7,131       $        4,708
    Accrued expenses                                                         2,219               20,121
                                                                      ------------         ------------
Total current liabilities                                                    9,350               24,829
                                                                      ------------         ------------
Long-term debt payable to stockholder, less unamortized
    discount based on imputed interest rate of 5.0% of
    $11,426 and $8,114 at December 31, 2002 and June 30,
    2003 (unaudited), respectively                                         238,574              241,886
                                                                      ------------         ------------
Stockholders' equity:
    Common stock; $.001 par value; 100,000,000 shares
        authorized; 10,670,000 and 10,877,000 shares issued
        and outstanding at December 31, 2002 and June 30,
        2003 (unaudited), respectively                                      10,670               10,877
    Additional paid-in capital                                           2,639,720            2,709,239
    Deficit accumulated during development stage                          (190,286)            (344,412)
    Subscription receivable                                                 (2,590)                 (90)
                                                                      ------------         ------------
Total stockholders' equity                                               2,457,514            2,375,614
                                                                      ------------         ------------
                                                                     $   2,705,438       $    2,642,329
                                                                      ============         ============

The accompanying notes are an integral part of the financial statements.

                                       F-3

                           Turbine Truck Engines, Inc
                        (A Development Stage Enterprise)

                            Statements of Operations

                                                                                                       Period
                                                                                                     November 27,
                                                                                                    2000 (Date of
                                        Years Ended                   Six Months Ended           Inception) through
                                        December 31,                      June 30,                    June 30,
                                   2002             2001           2003              2002               2003
                           -----------------------------------------------------------------------------------------
                                                                         (Unaudited)                (Unaudited)

Operating costs            $      149,324   $      31,789   $     148,314    $      20,850        $     333,456

Interest expense                    5,144                           5,812                                10,956
                           -----------------------------------------------------------------------------------------
Net loss                   $     (154,468)  $     (31,789)  $    (154,126)   $     (20,850)       $    (344,412)
                           =========================================================================================
Net loss per share         $         (.02)  $        (.01)  $        (.01)   $        (.00)               $(.03)
                           =========================================================================================
Weighted average number
    of common shares           10,589,288      10,431,041      10,814,017       10,516,250           10,381,486
                           =========================================================================================

The accompanying notes are an integral part of the financial statements.

                                       F-4

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                  Statements of Changes in Stockholders' Equity

                 For the Years Ended December 31, 2002 and 2001,
            the Six Months Ended June 30, 2003 and 2002 (Unaudited),
              and the Period November 27, 2000 (Date of Inception)
                        through June 30, 2003 (Unaudited)

                                                                     Deficit
                                                                  Accumulated
                                                                  Additional    During
                                                 Common Stock      Paid-In    Development Subscription
                                              Shares      Amount   Capital       Stage     Receivable   Total
                                           -------------------------------------------------------------------
Issuance of common stock for option to
   acquire license and stock subscription
   receivable,  December 2000              10,390,000  $ 10,390                            $ (390)   $ 10,000
Net loss for the period                                                     $  (4,029)                 (4,029)
                                           -------------------------------------------------------------------
Balance, December 31, 2000                 10,390,000    10,390                (4,029)       (390)      5,971
Issuance of common stock for cash,
   February 2001                               10,000        10    $ 4,990                              5,000
Issuance of common stock for cash,
   March 2001                                  10,000        10      4,990                              5,000
Issuance of common stock for cash,
   August 2001                                 10,000        10      4,990                              5,000
Issuance of common stock for cash,
   September 2001                              55,000        55     27,445                             27,500
Payment for common stock issued under
   subscription receivable                                                                    300         300
Net loss                                                                      (31,789)                (31,789)
                                           -------------------------------------------------------------------
Balance, December 31, 2001                 10,475,000    10,475     42,415    (35,818)        (90)     16,982
Issuance of common stock for cash,
   January 2002                                 5,000         5      2,495                              2,500
Issuance of common stock for cash,
   February 2002                               10,000        10      4,990                              5,000
Issuance of common stock for cash,
   April 2002                                  25,000        25     12,475                             12,500
Issuance of common stock for cash,
   May 2002                                    65,000        65     32,435                             32,500
Issuance of common stock for cash,
   June 2002                                   70,000        70     34,930                 (2,500)     32,500
Issuance of common stock for cash,
   August 2002                                 10,000        10      4,990                              5,000
Issuance of common stock for cash,
   October 2002                                10,000        10      4,990                              5,000
Issuance of common stock to acquire
   licensing agreement, July 2002           5,000,000     5,000  2,495,000                          2,500,000
Shares returned to treasury by
   founding stockholder, July 2002         (5,000,000)   (5,000)     5,000
Net loss                                                          (154,468)                          (154,468)
                                           -------------------------------------------------------------------
Balance, December 31, 2002                 10,670,000    10,670  2,639,720   (190,286)     (2,590)  2,457,514
Issuance of common stock for cash,
   February 2003 (unaudited)                  207,000       207    103,293                            103,500
Payment for common stock issued under
   subscription agreement (unaudited)                                                       2,500       2,500
Offering costs for private placement
   offering (unaudited)                       (33,774)                                                (33,774)
Net loss (unaudited)                                   (154,126)                                     (154,126)
                                          --------------------------------------------------------------------
Balance, June 30, 2003 (unaudited)         10,877,000 $  10,877 $2,709,239  $(344,412)      $ (90) $2,375,614
                                          ====================================================================

The accompanying notes are an integral part of the financial statements.

                                       F-5

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                            Statements of Cash Flows

                                                                                                     Period
                                                                                                   November 27,
                                                                                                  2000 (Date of
                                                       Years Ended           Six Months Ended   Inception) through
                                                       December 31,              June 30,           June 30,
                                                   2002           2001      2003          2002        2003
                                              ----------------------------------------------------------------------
                                                                               (Unaudited)         (Unaudited)
Operating activities
    Net loss                                   $  (154,468) $ (31,789)   $ (154,126) $  (20,850)  $  (344,412)
                                              ----------------------------------------------------------------------
    Adjustments to reconcile net loss to net
        cash (used) provided by operating
        activities:
           Amortization and depreciation            93,798      6,882       105,695         108       209,708
           Amortization of discount on note
               payable                               2,925                    3,312                     6,237
               Decrease in prepaid expenses                     9,000
           Increase (decrease) in:
               Accounts payable                    (14,118)    21,249        (2,423)     (5,035)        4,708
               Accrued expenses                      2,219                   17,902         100        20,121
                                              ----------------------------------------------------------------------
    Total adjustments                               84,824     37,131       124,486      (4,827)      240,774
                                              ----------------------------------------------------------------------
    Net cash (used) provided by operating
        activities                                 (69,644)     5,342       (29,640)    (25,677)     (103,638)
                                              ----------------------------------------------------------------------
Investing activities
    Issuance of notes receivable from
        stockholders                                                        (23,000)                  (23,000)
    Loans to stockholder                            (2,900)    (1,949)       (3,250)       (500)       (8,099)
    Purchase of fixed assets                        (3,690)                                            (5,195)
                                              ----------------------------------------------------------------------
    Net cash used by investing activities           (6,590)    (1,949)      (26,250)       (500)      (36,294)
                                              ----------------------------------------------------------------------
Financing activities
    Repayment of stockholder advances               (3,200)   (11,301)                   (3,200)      (14,501)
    Advances from stockholders                                  3,200                                  14,501
    Increase in deferred offering costs            (13,438)   (38,264)      (22,460)    (13,473)      (74,162)
    Proceeds from issuance of common stoc           95,000     42,500       103,500      85,000       241,000
    Payment of subscription agreement                             300         2,500                     2,800
    Change in bank overdraft                           (72)        72                       (72)
                                              ----------------------------------------------------------------------
    Net cash provided (used) by financing
        activities                                   78,290    (3,493)       83,540      68,255       169,638
                                              ----------------------------------------------------------------------
Net increase (decrease) in cash                      2,056       (100)       27,650      42,078        29,706

Cash at beginning of year/period                                  100         2,056
                                              ----------------------------------------------------------------------
Cash at end of year/period                     $     2,056   $      0   $    29,706  $   42,078    $   29,706
                                              ======================================================================

The accompanying notes are an integral part of the financial statements.

                                       F-6

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                            Statements of Cash Flows

                                                                                                      Period
                                                                                                    November 27,
                                                                                                   2000 (Date of
                                                         Years Ended        Six Months Ended    Inception) through
                                                         December 31,           June 30,             June 30,
                                                      2002         2001   2003            2002         2003
                                                  ------------------------------------------------------------------
                                                                                 (Unaudited)         (Unaudited)
Supplemental disclosures of cash flow
    information:
        Subscription receivable for issuance
           of common stock                        $    2,500  $     390    $       0   $  2,500     $      2,890
                                                  ==================================================================
        Option to acquire license for issuance
           of common stock                        $        0  $  10,000    $       0   $      0     $     10,000
                                                  ==================================================================
        Acquisition of license agreement for
           issuance of common stock and
           long-term debt                         $2,735,649  $       0    $       0   $      0     $  2,735,649
                                                  ==================================================================
        Deferred offering costs netted against
           issuance of common stock under
           private placement                      $        0  $       0    $  33,774   $      0     $     33,774
                                                  ==================================================================

The accompanying notes are an integral part of the financial statements.

                                       F-7

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                 For the Years Ended December 31, 2002 and 2001,
            the Six Months Ended June 30, 2003 and 2002 (Unaudited),
              and the Period November 27, 2000 (Date of Inception)
                        through June 30, 2003 (Unaudited)

1.      Background Information

Turbine Truck Engines, Inc. (the "Company") is a development stage enterprise that was incorporated in the state of Delaware on November 27, 2000. To date, the Company's activities have been limited to raising capital, organizational matters, and the structuring of its business plan. The corporate headquarters is located in DeLand, Florida. The Company's planned line of business will be the design, development, and testing of turbine truck engine technology licensed through Alpha Engines Corporation ("Alpha"). Alpha owns the patents to a new gas turbine engine system called Detonation Cycle Gas Turbine Engine. Upon the successful development and demonstration of a highway truck engine using the technology, the Company may form a joint venture with a major heavy duty highway truck manufacturer to manufacture, market, and sell turbine truck engines for use in heavy duty highway trucks throughout the United States.

2.     Going Concern

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. For the six months ended June 30, 2003 and since November 27, 2000 (date of inception), the Company has had a net loss of $154,126 and $344,412, respectively. As of June 30, 2003, the Company has not emerged from the development stage. In view of these matters, recoverability of recorded furniture and equipment, intangible assets, and other asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of public equity securities. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes and proceeds from sub-licensing agreements until such time that funds provided by operations are sufficient to fund working capital requirements.

                                       F-8

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                 For the Years Ended December 31, 2002 and 2001,
            the Six Months Ended June 30, 2003 and 2002 (Unaudited),
              and the Period November 27, 2000 (Date of Inception)
                        through June 30, 2003 (Unaudited)

3.      Significant Accounting Policies

The significant accounting policies followed are:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company has incurred deferred offering costs in connection with raising additional capital through the sale of its common stock. These costs have been capitalized and will be charged against additional paid-in capital should common stock be issued. If there is no issuance of common stock, the costs incurred will be charged to operations.

Furniture and equipment are depreciated on a declining balance and straight-line basis over their estimated useful lives, principally five to seven years.
Accelerated methods are used for tax depreciation.

The license agreement for the Company's underlying technology is amortized on a straight-line method over 13 years, which represents the remaining life of
Alpha's patent on the Detonation Cycle Gas Turbine Engine. Accumulated
amortization at December 31, 2002 and June 30, 2003 (unaudited), approximates
$93,349 and $198,567, respectively.

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending on the classification of the assets or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The principal types of temporary differences between assets and liabilities for financial statements and tax return purposes are set forth in Note 11.

                                       F-9

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                 For the Years Ended December 31, 2002 and 2001,
            the Six Months Ended June 30, 2003 and 2002 (Unaudited),
              and the Period November 27, 2000 (Date of Inception)
                        through June 30, 2003 (Unaudited)

3.      Significant Accounting Policies (continued)

The Company's financial instruments include cash and cash equivalents and accounts payable. The carrying amounts of these financial instruments approximate their fair value, due to the short-term nature of these items. The carrying amount of the note payable approximates its fair value due to the use of market rates of interest.

The Company evaluates the recoverability of its long-lived assets or asset groups, including license agreement, whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related assets may be less than previously anticipated. If the net book value of the related assets exceed the undiscounted future cash flows of the assets, the carrying amount would be reduced to the present value of their expected future cash flows and an impairment loss would be recognized. The value of the license agreement is particularly sensitive to the achievement of forecasted revenue. As a result, management will compare its actual to budgeted results after it has commenced operations and will consider unfavorable variances in future impairment analyses. There have been no impairment losses in any of the periods presented.

Basic and diluted earnings per share are computed based on the weighted average number of common stock outstanding during the period. Common stock equivalents are not considered in the calculation of diluted earnings per share for the periods presented because their effect would be anti-dilutive.

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Finanical Accounting Standards No. 141 (SFAS 141), "Business Combinations,"
and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 is
effective for all business combinations completed after June 30, 2001. SFAS No.
142 is effective for the year beginning January 1, 2002; however, certain provisions of this statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS No. 142. The adoption of these standards did not have a material impact on the Company's financial statements.

                                      F-10

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                 For the Years Ended December 31, 2002 and 2001,
            the Six Months Ended June 30, 2003 and 2002 (Unaudited),
              and the Period November 27, 2000 (Date of Inception)
                        through June 30, 2003 (Unaudited)

3.      Significant Accounting Policies (continued)

In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or
Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes
SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for
Long-Lived Assets to Be Disposed Of." The provisions of this statement are effective for the year beginning January 1, 2002. The adoption of this standard did not have a material impact on the Company's financial statements.

In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with
Exit or Disposal Activities." This statement requires entities to recognize costs associated with exit or disposal activities when liabilities are incurred rather than when the entity commits to an exit or disposal plan, as currently required. Examples of costs covered by this guidance include one-time employee termination benefits, costs to terminate contracts other than capital leases, costs to consolidate facilities or relocate employees, and certain other exit or disposal activities. This statement is effective for fiscal years beginning after December 31, 2002 and will impact any exit or disposal activities the
Company initiates after that date.

In December 2002, FASB issued SFAS No. 148, "Accounting for Stock-Based
Compensation - Transition and Disclosure," an amendment to SFAS No. 123, to provide alternative transition methods for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition,
SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in annual financial statements about the method of accounting for stock-based employee compensation and the pro forma effect on reported results of applying the fair value based method for entities that use the intrinsic value method of accounting. The pro forma effect disclosures are also required to be prominently disclosed in interim period financial statements. This statement is effective for financial statements for fiscal years ending after December 15, 2002 and is effective for financial reports containing condensed financial statements for interim periods beginning after
December 15, 2002, with earlier application permitted. The Company does not have any stock-based employee compensation plans at this time.

                                      F-11

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                 For the Years Ended December 31, 2002 and 2001,
            the Six Months Ended June 30, 2003 and 2002 (Unaudited),
              and the Period November 27, 2000 (Date of Inception)
                        through June 30, 2003 (Unaudited)

3.      Significant Accounting Policies (continued)

In May 2003, FASB issued SFAS No. 150, "Accounting for Certain Financial
Instruments with Characteristics of Both Liabilities and Equity." This statement addresses the accounting for certain financial instruments that, under previous guidance, could be accounted for as equity. SFAS No. 150 requires that those instruments be classified as liabilities in the statement of financial position.
In addition, SFAS No. 150 also requires disclosure about alternative ways of settling the instruments and the capital structure of certain entities. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management has not fully evaluated the effect of adopting this standard.

In November 2002, FASB issued Interpretation No. 45 (FIN No. 45), "Guarantors
Accounting and Disclosure Requirement for Guarantors, including Indirect
Guarantors of Indebtedness to Others." FIN No. 45 creates new disclosure and liability recognition requirements for certain guarantees, including obligations to stand ready to perform. The initial recognition and measurement requirements of FIN No. 45 are effective prospectively for guarantees issued or modified after December 31, 2002, and the disclosure requirements are effective for financial statement periods ending after December 15, 2002. There were no such guarantees entered into by the Company through June 30, 2003.

The unaudited financial statements and the related notes thereto for June 30,
2003 and 2002 include all normal recurring adjustments, which in the opinion of management, are necessary for a fair presentation and are prepared on the same basis as the audited annual statements. The interim results are not necessarily indicative of the results that may be expected for the full year.

                                      F-12

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                 For the Years Ended December 31, 2002 and 2001,
            the Six Months Ended June 30, 2003 and 2002 (Unaudited),
              and the Period November 27, 2000 (Date of Inception)
                        through June 30, 2003 (Unaudited)

4.      Option to Acquire License

In July 2002, the Company has exercised its option to obtain a license to commercially exploit certain turbine truck engine technology owned by Alpha. The original agreement required the Company to complete and file a registration statement with the Securities and Exchange Commission (SEC) and once the public offering was filed and declared effective by the SEC, Alpha was to grant the license in exchange for 10,000,000 shares of common stock of the Company and other licensing considerations as follows:

>>       Licensing fee - $250,000 on date of signing;
>>       Minimum royalties - $250,000 due on first anniversary;
>>       Royalties - eight percent of gross sales; and
>>       Contract fees for support services and engine components.

In July 2002, Alpha modified the agreement to allow the Company to acquire the license agreement in advance of completing its registration statement and accepted a note as payment for the licensing fee and for the issuance of
5,000,000 shares of common stock in lieu of the original 10,000,000 shares. The value of these shares was based on $.50 per share, which was the issuance price for common stock under the Company's private placement offering.

Alpha owns the patents to a new gas turbine engine system called Detonation
Cycle Gas Turbine Engine (DCGTE). Alpha is in the business of licensing the use of its DCGTE technology for many different applications, including the manufacture of heavy duty highway truck engines. Alpha and CNF Transportation
(formerly Consolidated Freightways, Inc.) have an agreement to form and finance a potential 50/50 joint venture after the development and demonstration of a highway truck engine for the manufacture and marketing of heavy duty highway truck engines, both for the fleet of CNF Transportation and exclusive sales to the highway trucking industry. CNF Transportation is a large, over the road freight hauling company and manufacturer of heavy duty highway trucks. Upon the receipt of its licensing agreement with Alpha, the Company has assumed Alpha's right to enter into this joint venture.

                                      F-13

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                 For the Years Ended December 31, 2002 and 2001,
            the Six Months Ended June 30, 2003 and 2002 (Unaudited),
              and the Period November 27, 2000 (Date of Inception)
                        through June 30, 2003 (Unaudited)

5.         Notes Receivable, Stockholder

During the six months ended June 30, 2003 (unaudited), the Company advanced
$23,000 to two of its officers under two separate promissory notes with stated
interest rates of five percent annually. The notes are due and payable on March
12, 2004 and May 20, 2004.

6.         Acquired Intangible Assets

The following summarizes the gross carrying amounts of acquired intangible assets and related amortization:

        Amortized license agreement                               $    2,735,649
        Amortization expense for the year ended December 31,
           2002                                                   $       93,349
        Amortization expense for the six months ended June 30,
           2003 (unaudited)                                       $      105,218

The Company is amortizing the cost of the licensing agreement over a 13-year period, which is the remaining life of the patent. Amortization expense is anticipated to be an estimated $211,538 per year.

7.         Long-Term Debt Payable, Stockholder

The note payable is due to Alpha as part of the purchase of the license agreement. At December 31, 2002 and June 30, 2003 (unaudited), the amount owed under this note amounted to $250,000, less an unamortized discount based on an imputed rate of five percent of $11,426 and $8,114 at December 31, 2002 and June
30, 2003 (unaudited), respectively. The note is due in the earlier of the completion of the Company's anticipated public offering or August 23, 2004, together with interest at two percent per annum. The note is collateralized by the license agreement with Alpha.

                                      F-14

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                 For the Years Ended December 31, 2002 and 2001,
            the Six Months Ended June 30, 2003 and 2002 (Unaudited),
              and the Period November 27, 2000 (Date of Inception)
                        through June 30, 2003 (Unaudited)

8.      Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share:

                                                                                                Period
                                                                                              November 27,
                                                                                             2000 (Date of
                                          Year Ended                Six Months Ended        Inception) through
                                          December 31,                  June 30,                June 30,
                                       2002          2001         2003            2002            2003
                                                                       (Unaudited)             (Unaudited)
                                   ----------------------------------------------------------------------------
Numerator:
    Net loss                       $ (154,468)  $   (31,789) $  (154,126)  $    (20,850)     $   (344,412)
                                   ============================================================================
Denominator:
    For basic loss per share,
        weighted average           10,589,288    10,431,041   10,814,017     10,516,250        10,381,486
    Effect of dilutive securities,
        stock options                       0             0            0              0                 0
                                   ----------------------------------------------------------------------------
    For diluted loss per share     10,589,288    10,431,041   10,814,017     10,516,250        10,381,486
                                   ============================================================================
Net loss per common share,
    basic and diluted                  $ (.02)       $ (.01)      $ (.01)        $ (.00)           $ (.03)
                                   ============================================================================

The Company does not have any dilutive securities at June 30, 2003.

9. Private Placement Offering

In February 2001, the Company authorized a private placement offering of its common stock of up to 4,000,000 shares at $.50 per share (the "Offering").
Related to the Offering, the Company issued 280,000 shares of common stock through December 31, 2002 and realized proceeds of $95,000 during 2002 and
$42,500 during 2001. The Offering will be terminated upon the Company's filing of its initial public offering with the Securities and Exchange Commission on
Form SB-2.

                                      F-15

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                 For the Years Ended December 31, 2002 and 2001,
            the Six Months Ended June 30, 2003 and 2002 (Unaudited),
              and the Period November 27, 2000 (Date of Inception)
                        through June 30, 2003 (Unaudited)

10.      Commitments And Contingencies

In January 2002, the Company entered into a one-year lease with an unrelated party for its existing facility at an annual lease payment of $5,112. This lease was renewed for an additional one-year period in January 2003. Rent expense amounted to $5,088, $3,626, and $2,530 for the years ended December 31, 2002 and
2001 and the six months ended June 30, 2002, respectively.

Once the Company becomes operational, it will be obligated to pay production royalties to Alpha at the rate of eight percent of net sales of the Detonation
Cycle Gas Turbine Engine. The minimum royalty amount is $250,000 per year, due the earlier of August 2004 or the filing of the Company's registration statement, which will be reduced by production royalties paid. There are no significant royalty obligations for any period presented.

On August 30, 2001, the Company entered into a consulting agreement with
Bradford Capital, Inc. ("Bradford") whereby Bradford would provide general advisory services to the Company for the purpose of strategic planning and assistance with mergers and acquisitions. The Company paid Bradford an initial fee of $15,000 upon the execution of the agreement. Bradford will also receive compensation in the amount of six percent of all equities raised by Bradford;
one and three quarters percent of all debt raised by Bradford. In addition, for all mergers and acquisitions introduced to the Company, Bradford would receive payment based on a sliding scale starting at six percent of the first
$25,000,000 down to three and one-half percent after the first $100,000,000.
Bradford will receive 5,000 three-year warrants per million dollars for all transactions introduced by Bradford, as stated above, at 115 percent of the closing bid price on the day the Company enters into a letter of intent. As of
June 30, 2003, Bradford has not raised any funds nor located any merger or acquisition targets for the Company.

On September 25, 2001, the Company entered into a consulting agreement with
Vladan Ivankovic whereby Mr. Ivankovic would act as intermediary on the European
Union market, with interested manufacturers of trucks and truck engines, as well as manufacturers of other engines for all possible purposes, in order to locate partners interested in buying the Detonation Cycle Gas Turbine Engine license for production and distribution. Mr. Ivankovic will receive compensation in the amount of six percent of all equities raised by Mr. Ivankovic. In addition, for all mergers and acquisitions introduced to the Company, Mr. Ivankovic would receive

                                      F-16

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                 For the Years Ended December 31, 2002 and 2001,
            the Six Months Ended June 30, 2003 and 2002 (Unaudited),
              and the Period November 27, 2000 (Date of Inception)
                        through June 30, 2003 (Unaudited)

10.        Commitments And Contingencies (continued)

payment based on a sliding scale starting at six percent of the first
$25,000,000; five percent of the next $25,000,000; four percent of the next
$25,000,000; and three percent of the remaining enterprise value. Mr. Ivankovic has been authorized to choose potential partners and to conduct negotiations on behalf of the Company. As of June 30, 2003, Mr. Ivankovic has not raised any funds nor has he located any partners or merger or acquisition targets for the
Company.

On July 1, 2002, the Company entered into a consulting agreement with the inventor of the Detonation Cycle Gas Turbine Engine and majority stockholder of
Alpha. In connection with the license agreement, a $2,500 retainer per month is due for consulting services rendered. The Company has accrued $11,000 for unpaid retainer fees as of June 30, 2003 (unaudited). In addition, the Company agreed to pay the inventor $1,000 per day plus all out-of-pocket expenses for design and engineering services rendered. The inventor has not performed any design or engineering services through June 30, 2003.

11.      Income Taxes

Deferred taxes are recorded for all existing temporary differences in the
Company's assets and liabilities for income tax and financial reporting purposes. Due to the valuation allowance for deferred tax assets, as noted
below, there was no net deferred tax benefit or expense for the years ended
December 31, 2002 or 2001.

                                      F-17

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                 For the Years Ended December 31, 2002 and 2001,
            the Six Months Ended June 30, 2003 and 2002 (Unaudited),
              and the Period November 27, 2000 (Date of Inception)
                        through June 30, 2003 (Unaudited)

11.        Income Taxes (continued)

Reconciliation of the federal statutory income tax rate of 34 percent to the effective income tax rate is as follows:

                                                                                                      Period
                                                                                                   November 27,
                                                                                                   2000 (Date of
                                             Year Ended               Six Months Ended          Inception) through
                                            December 31,                      June 30,                June 30,
                                       2002           2001           2003            2002               2003
                                                                           (Unaudited)               (Unaudited)
                                    --------------------------------------------------------------------------------
Federal statutory income
    tax rate                         (34.0)%        (34.0)%         (34.0)%        (34.0)%             (34.0)%
State income taxes, net of
    tax benefit                       (3.5)          (3.5)           (3.5)          (3.5)               (3.5)
Deferred tax asset valuation
    allowance                         37.5%          37.5%           37.5%          37.5%               37.5%
                                    --------------------------------------------------------------------------------
Effective rate                         0.0%           0.0%            0.0%           0.0%                0.0%
                                    ================================================================================

Deferred tax asset and liability components as of December 31, 2002 are as follows:

        Net deferred tax assets:                                         71,357
        Net deferred tax liabilities                                          0
                                                                         71,357
        Valuation allowance                                             (71,357)
        Net deferred income taxes                                   $         0

Since management of the Company believes it is more likely than not that the net deferred tax asset will not provide future benefit, the Company has established a 100 percent valuation allowance on the net deferred tax asset as of December
31, 2002.

As of December 31, 2002, the Company had net operating loss carryforwards for federal and state income tax purposes totaling $190,286, which expire beginning in 2019.

                                      F-18

                           Turbine Truck Engines, Inc.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                 For the Years Ended December 31, 2002 and 2001,
            the Six Months Ended June 30, 2003 and 2002 (Unaudited),
              and the Period November 27, 2000 (Date of Inception)
                        through June 30, 2003 (Unaudited)

12.     Related Party Transactions

During the years ended December 31, 2002 and 2001, the majority stockholder was repaid amounts advanced to the Company for certain expenses and the purchase of equipment in the amount of $11,301. These advances were unsecured and non-interest bearing. Also, during the period ended June 30, 2003 and the years ended December 31, 2002 and 2001, the Company advanced $3,250, $3,000, and
$1,949, respectively, to this stockholder.